UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

NYSE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2786071
(State or other jurisdiction of incorporation or	(I.R.S. Employer
organization)	Identification No.)

C/O New York Stock Exchange, Inc.
11 Wall Street, New York, NY
(212) 656-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NYSE Group, Inc. 2006 Stock Incentive Plan
Archipelago Holdings, L.L.C. 2000 Long-Term Incentive Plan
Archipelago Holdings, L.L.C. 2003 Long-Term Incentive Plan

Archipelago Holdings 2004 Stock Incentive Plan

(Full titles of the plans)

Richard P. Bernard, Esq.

Kevin J.P. O'Hara, Esq.

NYSE Group, Inc.

New York Stock Exchange, Inc.

11 Wall Street, New York, NY

(212) 656-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Karp, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $0.01 per share	12,487,440	$65.55	$818,551,692	$87,585.03

(1) Pursuant to Rule 416  promulgated  under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall include (i) such additional shares of common stock as may be required pursuant to the anti-dilution provisions of the NYSE Group, Inc. 2006 Stock Incentive Plan, the Archipelago Holdings, L.L.C. 2000 Long-Term Incentive Plan, the Archipelago Holdings, L.L.C. 2003 Long-Term Incentive Plan and the Archipelago Holdings 2004 Stock Incentive Plan (the “Plans”) and (ii) an indeterminate number of shares of common stock to be offered or sold pursuant to the Plans.

(2) Pursuant to Rule 457(h) and 457(c) under the Securities Act, this computation is based on average of the high and low price of Archipelago Holdings, Inc. as of March 7, 2006.

EXPLANATORY NOTE

In connection with the mergers contemplated by the Agreement and Plan of Merger, dated as of April 20, 2005, as amended and restated as of July 20, 2005 and as amended as of October 20, 2005 and as of November 2, 2005 (the “Merger Agreement”), by and among the New York Stock Exchange, Inc. (the “NYSE”), Archipelago Holdings, Inc. (“Archipelago”), NYSE Group, Inc. (the “Company”), NYSE Merger Corporation Sub, Inc., NYSE Merger Sub LLC and Archipelago Merger Sub, Inc., the Company will assume the plans covered by this Form S-8 that were originally obligations of Archipelago.

PART I

All information required by Part I to be contained in the prospectus is omitted from this  registration statement in accordance with Rule 428 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Company, pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement:

(1)   The Company’s prospectus filed with the Commission on November 4, 2005 pursuant to Rule 424(b) promulgated under the Securities Act (Registration No. 333-126780), in which there is set forth the audited financial statements for the Company’s fiscal year ended December 31, 2004 (the “Prospectus”).

(2)   Archipelago’s Annual Report on Form 10-K for the year ended December 31, 2004.

(3)   All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Prospectus.

(4)   All other reports filed by Archipelago pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to December 31, 2004.

(5)   The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on March 7, 2006, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicate that all securities offered under this registration statement have been sold or which deregister all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares offered under this registration statement is being passed upon for the Company by Richard P. Bernard, Executive Vice President and Co-General Counsel of the Company.  Mr. Bernard is an officer and employee of the Company and, as such, participates in certain stock benefit plans of the Company.  By reason of such participation, Mr. Bernard owns and holds restricted stock units of the Company.

Item 6. Indemnification of Directors and Officers.

The Amended and Restated By-Laws of the Company provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the Delaware General Corporation Law with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below. The Amended and Restated By-Laws of the Company further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. The Amended and Restated By-Laws of the Company allow the Company to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Company. From time to time, officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. The Company has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The Company believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1            Amended and Restated Certificate of Incorporation of NYSE Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 8-A, filed on March 7, 2005).

4.2            Amended and Restated Bylaws of NYSE Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A, filed on March 7, 2005).

4.3            Opinion regarding legality.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Ernst & Young.

24.1          Power of Attorney (included on signature page to this registration statement).

99.1          NYSE Group, Inc. 2006 Stock Incentive Plan.

99.2          Archipelago Holdings, L.L.C. 2000 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.16 to Archipelago Holdings, Inc.’s registration statement on Form S-1, filed on March 31, 2004 (No. 333-113226).

99.3          Archipelago Holdings, L.L.C. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.17 to Archipelago Holdings, Inc.’s registration statement on Form S-1, filed on March 31, 2004  (No. 333-113226).

99.4          Archipelago Holdings 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to Archipelago Holdings, Inc.’s registration statement on Form S-1, filed on March 31, 2004 (No. 333-113226).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the day of March 8, 2006.

NYSE GROUP, INC.

By:	/s/ Richard P. Bernard
	Name:	Richard P. Bernard
	Title:	Executive Vice President and Co- General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, John A. Thain, Richard P. Bernard, Nelson Chai and Kevin O’Hara, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this registration statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other filings and documents in connection therewith, with the Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other filings or documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John A. Thain
John A. Thain	Chief Executive Officer (principal executive officer)	March 8, 2006

/s/ Nelson Chai
Nelson Chai	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 8, 2006
/s/ Marshall N. Carter
Marshall N. Carter	Director	March 8, 2006

/s/ Ellyn L. Brown
Ellyn L. Brown	Director	March 8, 2006

/s/ Shirley Ann Jackson
Shirley Ann Jackson	Director	March 8, 2006

/s/ James S. McDonald
James S. McDonald	Director	March 8, 2006

/s/ Alice M. Rivlin
Alice M. Rivlin	Director	March 8, 2006

/s/ Robert B. Shapiro
Robert B. Shapiro	Director	March 8, 2006

/s/ Karl M. von der Heyden
Karl M. von der Heyden	Director	March 8, 2006

/s/ Edgar S. Woolard, Jr.
Edgar S. Woolard, Jr.	Director	March 8, 2006

/s/ William E. Ford
William E. Ford	Director	March 8, 2006

/s/ James J. McNulty
James J. McNulty	Director	March 8, 2006

INDEX TO EXHIBITS

4.1            Amended and Restated Certificate of Incorporation of NYSE Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 8-A, filed on March 7, 2005).

4.2            Amended and Restated Bylaws of NYSE Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A, filed on March 7, 2005).

4.3            Opinion regarding legality.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Ernst & Young.

24.1          Power of Attorney (included on signature page to this registration statement).

99.1          NYSE Group, Inc. 2006 Stock Incentive Plan.

99.2          Archipelago Holdings, L.L.C. 2000 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.16 to Archipelago Holdings, Inc.’s registration statement on Form S-1, filed on March 31, 2004 (No. 333-113226).

99.3          Archipelago Holdings, L.L.C. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.17 to Archipelago Holdings, Inc.’s registration statement on Form S-1, filed on March 31, 2004  (No. 333-113226).

99.4          Archipelago Holdings 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to Archipelago Holdings, Inc.’s registration statement on Form S-1, filed on March 31, 2004 (No. 333-113226).